Exhibit 99.2

Summit Midstream Partners, LP Announces Proposed Offering of $500 million of Senior Secured Second Lien Notes Due 2029

HOUSTON, July 17, 2024 /PRNewswire/ -- Summit Midstream Partners, LP (NYSE: SMLP) (“Summit,” “SMLP” or the “Partnership”) announced today that Summit Midstream Holdings, LLC (the “Issuer”), which is a subsidiary of the Partnership, has commenced an offering (the “Offering”) of $500 million in aggregate principal amount of new Senior Secured Second Lien Notes due 2029 (the “New Notes”). The Partnership intends to use the net proceeds from the Offering, together with cash on hand and borrowings under the Partnership’s asset-based lending credit facility (as amended and restated, the “ABL Facility”) (i) to repurchase or redeem all of the Partnership’s 8.500% Senior Secured Second Lien Notes due 2026 (the “2026 Secured Notes”) and 5.75% Senior Notes due 2025 (the “2025 Notes”), (ii) to pay accrued and unpaid interest on the 2026 Secured Notes and the 2025 Notes and (iii) for general partnership purposes, including to pay fees and expenses associated with the Offering and the repurchase of the 2026 Secured Notes for cash, subject to certain conditions.

It is expected that the New Notes will be guaranteed on a senior second-priority basis by the Partnership and certain of the Partnership’s existing and future subsidiaries and will initially be secured on a second-priority basis by substantially the same collateral that is pledged for the benefit of the Partnership’s lenders under the ABL Facility.

The New Notes and the related guarantees are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States only in compliance with Regulation S under the Securities Act. The New Notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the New Notes and the related guarantees or any other security of the Partnership, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2026 Secured Notes or the indenture governing the 2025 Notes.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in four unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (iv) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could,” including, but not limited to, statements regarding the Issuer’s plans to issue the New Notes and the intended use of the net proceeds therefrom. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by SMLP or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its Annual Report on Form 10-K for the year ended December 31, 2023, which the Partnership filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024, as amended and updated from time to time, including by the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which the Partnership filed with the SEC on May 6, 2024, and by Exhibit 99.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on June 3, 2024. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

832-413-4770, ir@summitmidstream.com